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EXHIBIT 23.4


                       Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 14, 1997, in the Registration Statement (Form S-3 No. 333_________) and related Prospectus of Human Genome Sciences, Inc. for the registration of 3,000,000 shares of its common stock.



                                                        /s/ Ernst & Young LLP

Vienna, Virginia
February 21, 1997